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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                 Cortech, Inc.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [X] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

                           $100.00
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     (2) Form, Schedule or Registration Statement No.:

                           Form S-4  333-46445
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     (3) Filing Party:

                           Cortech, Inc.
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     (4) Date Filed:

                           February 17, 1998
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                                [CORTECH LOGO]
                               FEBRUARY 27, 1998

DEAR STOCKHOLDER:

     On December 22, 1997, Cortech, Inc. and BioStar, Inc. entered into an agreement to merge BioStar with a wholly owned subsidiary of Cortech. The transaction is subject to certain conditions, including approval by Cortech's stockholders. Recently, you may have received correspondence from Asset Value Fund Limited Partnership commenting unfavorably on Cortech's combination with BioStar. The purpose of this letter, which is from the Cortech Board of Directors, is to provide you with a brief explanation of the Board's position in unanimously approving the combination with BioStar.

     Over the past several years, Cortech has implemented dramatic staff reductions in response to a series of disappointing test results and Cortech's related loss of collaborative partner support. By late 1997, Cortech had fewer than 15 full-time employees (from a high of over 200 in 1994) and had effectively discontinued all internal efforts to advance research and development activities. In view of Cortech's circumstances, continuing as a stand-alone entity is not a viable strategy. As a result, Cortech essentially faces two alternatives: (i) to engage in one or more strategic transactions in an effort to realize appropriate value from Cortech's assets; or (ii) to liquidate Cortech's assets and distribute the net proceeds to stockholders.

     The Cortech Board and management spent most of 1997 evaluating the merits of potential strategic transactions. In electing to pursue the BioStar transaction, the Cortech Board made certain determinations, including the following:

     (1) A better transaction for Cortech's stockholders likely would not become available within the reasonably foreseeable future (if ever);

     (2) The BioStar transaction represents a superior opportunity for Cortech's stockholders as compared with a liquidation;

     (3) The combination of Cortech's cash resources and status as a public company with BioStar's products, platform technology and organization would offer Cortech's stockholders an opportunity to realize appropriate value from their investment in Cortech;

     (4) The BioStar transaction would enhance the opportunity for Cortech's stockholders to realize any benefits related to Cortech's existing technology; and

     (5) BioStar possesses a variety of assets and resources that would bring value to a combined entity, including a capable management team with the demonstrated ability to lead the development and commercialization of health care-related products, a business plan for the continued development and commercialization of products and current product revenues which would at least partially offset continuing research and development expenses.

     In connection with its consideration of the BioStar transaction, the Cortech Board obtained the opinion of Cowen & Company, Cortech's financial advisor in connection with its exploration of strategic alternatives, that as of December 22, 1997 (the date of the agreement with BioStar) and subject to the assumptions and limitations set forth therein, the financial terms of the transaction were fair, from a financial point of view, to Cortech.

     Attached please find a preliminary joint proxy statement/prospectus which contains detailed information regarding BioStar, Cortech and the proposed combination as well as the full text of the Cowen & Company opinion (which is included as an appendix to the preliminary joint proxy statement/prospectus). As you will note, certain information is in draft form or incomplete, including information regarding a proposed reverse stock split. On February 17, 1998, Cortech filed a registration statement with the Securities and Exchange Commission which included the attached document. A definitive joint proxy statement/prospectus, as well as a form of proxy, will be mailed to stockholders as soon as the registration statement becomes effective with the SEC (anticipated to be late March or early April).
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     Notwithstanding the prior correspondence of Asset Value Fund Limited
Partnership, or any further communication from this entity, please defer your decision regarding the BioStar transaction until you have had the opportunity to review the definitive proxy statement/prospectus. At such time as the Cortech Board is able to distribute the definitive proxy statement/prospectus and a form of proxy, the Cortech Board intends unanimously to recommend that you vote to support the BioStar transaction.

                                     Sincerely,

                                     THE CORTECH BOARD OF DIRECTORS:

                                                  /s/ Kenneth Lynn

                                               Kenneth Lynn, Chairman

                                              /s/ Charles Cohen, Ph.D.

                                                Charles Cohen, Ph.D.

                                                 /s/ Bert Fingerhut

                                                   Bert Fingerhut

                                              /s/ Donald Kennedy, Ph.D.

                                                Donald Kennedy, Ph.D.

                                               /s/ Allen Misher, Ph.D.

                                                 Allen Misher, Ph.D.